UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 2, 2015

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 2, 2015, ABM Industries Incorporated (the “Company”) entered into an amendment (the “Sixth Amendment”) to the Credit Agreement dated as of November 30, 2010, with Bank of America, N.A., as administrative agent, swing line lender, and letter of credit issuer, and with the other lender parties thereto. The Sixth Amendment amends the definition of Consolidated EBITDA to provide addbacks for: (i) restructuring charges arising out of the Company’s comprehensive strategy and transformation initiative, which was announced on September 2, 2015, (ii) non-cash adjustments with respect to insurance liabilities for periods prior to 2015, and (iii) costs arising from the consolidation of locations, subject to the limitation that the aggregate amount of all addbacks to Consolidated EBITDA not exceed $75.0 million. In addition, the Sixth Amendment permits the Company to dispose of certain assets, and permits the Company to repurchase its common stock without regard to a cap so long as certain leverage tests are met. Capitalized terms not defined herein have the meanings set forth in the Sixth Amendment.

The foregoing summary of the Sixth Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Sixth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Sixth Amendment dated September 2, 2015 to the Credit Agreement dated November 30, 2010 (the “Facility”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED

Dated: September 3, 2015	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Executive Vice President and General Counsel

EXHIBIT INDEX

10.1	Sixth Amendment dated September 2, 2015 to the Credit Agreement dated November 30, 2010 (the “Facility”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and the lenders party thereto.